UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2011

PIONEER DRILLING COMPANY
(Exact name of registrant as specified in its charter)

Texas	1-8182	74-2088619
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1250 N.E. Loop 410, Suite 1000 San Antonio, Texas	78209
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (210) 828-7689

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR § 230.425)
[ ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR § 240.14a-12)
[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR § 240.14d-2(b))
[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR § 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.
First Supplemental Indenture and Sale of Senior Notes
On November 21, 2011, Pioneer Drilling Company (“Pioneer”) completed the issuance and sale (the “Offering”) to Merrill Lynch, Pierce, Fenner & Smith Incorporated, Goldman, Sachs & Co., Wells Fargo Securities, LLC and certain other initial purchasers (the “Initial Purchasers”) of an additional $175 million in aggregate principal amount of Pioneer’s 9.875% senior unsecured notes due 2018 (the “New Notes”). The New Notes were issued at a premium of 101% of their principal amount, plus accrued interest from and including September 15, 2011, providing estimated net proceeds to Pioneer, after fees and expenses, of approximately $172.6 million. The New Notes are fully and unconditionally guaranteed on a senior unsecured basis by certain of Pioneer’s domestic subsidiaries (the “Guarantors”), and may be guaranteed by certain future domestic subsidiaries of Pioneer.
The New Notes constitute a single series of debt securities with the $250 million in aggregate principal amount of 9.875% senior unsecured notes due 2018 issued by Pioneer on March 11, 2010 (the “Existing Notes,” and together with the New Notes, the “Notes”), and have the same terms as the Existing Notes except that they (1) have a different issue date and issue price, (2) are subject to a separate registration rights agreement and (3) until registered, will have different CUSIP numbers. The New Notes were issued pursuant to and are governed by the Indenture, dated as of March 11, 2010 (the “Original Indenture”), among Pioneer, the Guarantors and Wells Fargo Bank, National Association (the “Trustee”), governing the Existing Notes, as supplemented by the First Supplemental Indenture, dated as of November 21, 2011 (the “First Supplemental Indenture,” and together with the Original Indenture, the “Indenture”), among Pioneer, the Guarantors and the Trustee.
Pioneer intends to use the net proceeds from the Offering to fund a portion of its new-build drilling rig program, to fund any cash consideration payable in respect of possible acquisitions, or a combination of the foregoing depending on the timing of the opportunity and other factors. Pioneer intends to use any excess proceeds for general corporate purposes, which may include capital expenditures, additional acquisitions and associated working capital, or the repayment of indebtedness.
The New Notes were offered and sold inside the United States only to qualified institutional buyers in reliance on Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons in reliance on Regulation S under the Securities Act. The New Notes have not been registered under the Securities Act or applicable state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state laws.
Interest and Maturity
The New Notes will accrue interest from September 15, 2011 at an annual rate of 9.875%. Interest on the New Notes will be payable semi-annually in cash on March 15 and September 15 of each year, commencing on March 15, 2012.
Optional Redemption
Pioneer has the option to redeem the Notes, in whole or in part, at any time on or after March 15, 2014, in each case at the redemption prices described in the Indenture, together with any accrued and unpaid interest to the date of redemption. Prior to March 15, 2014, Pioneer may redeem the Notes, in whole or in part, at a “make-whole” redemption price described in the Indenture, together with any accrued and unpaid interest to the date of redemption. In addition, prior to March 15, 2013, Pioneer may, on one or more occasions, redeem up to 35% of the aggregate principal amount of the Existing Notes and the New Notes issued under the Indenture at a redemption price of 109.875% of the principal amount, plus any accrued and unpaid interest to the redemption date, with the net proceeds of certain equity offerings, if at least 65% of the aggregate principal amount of the Existing Notes and the New Notes issued under the Indenture remains outstanding after such redemption and the redemption occurs within 120 days of the closing of the equity offering. In addition, in certain circumstances, if Pioneer sells assets or experiences certain changes of control, it must purchase the Notes, or offer to purchase the Notes, at the request of the holders of the Notes, as applicable.

Certain Covenants
The Indenture, among other things, restricts Pioneer’s and certain of Pioneer’s subsidiaries’ ability to: (i) pay dividends on stock, repurchase stock or redeem subordinated debt or make other restricted payments; (ii) incur, assume or guarantee additional indebtedness or issue disqualified stock; (iii) create liens on its assets; (iv) enter into sale and leaseback transactions; (v) restrict dividends, loans or other asset transfers from certain of Pioneer’s subsidiaries; (vi) consolidate with or merge with or into, or sell all or substantially all of Pioneer’s properties to, another person; (vii) enter into transactions with affiliates; and (viii) enter into new lines of business. These covenants are subject to important exceptions and qualifications.
Events of Default
The Indenture provides that each of the following is an Event of Default (as defined in the Indenture): (i) default for 30 days in the payment when due of interest on, or additional interest with respect to, the Notes; (ii) default in payment when due of the principal of, or premium, if any, on the Notes; (iii) failure by Pioneer or certain of Pioneer’s subsidiaries to comply for 30 days after written notice with certain covenants relating to, among other things, merger, consolidation or sale of assets; (iv) failure by Pioneer or certain of Pioneer’s subsidiaries to comply for 60 days after written notice with any of the other agreements in the Indenture; (v) there occurs, with respect to any indebtedness of Pioneer or certain of Pioneer’s subsidiaries having an outstanding principal amount of $15.0 million or more, (a) failure to make a principal, premium or interest payment when due and such defaulted payment is not made, waived or extended within the applicable grace period, the result of which gives the holder of such indebtedness the right to accelerate such indebtedness or (b) an event of default which results in such indebtedness being due and payable prior to its maturity; (vi) failure by Pioneer or certain of Pioneer’s subsidiaries to pay final judgments aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed for a period of 60 days; (vii) any guarantee ceases to be in full force and effect, other than in accordance with the terms of the Indenture, or a Guarantor denies or disaffirms its obligations under its guaranty; and (viii) certain events of bankruptcy or insolvency described in the Indenture with respect to Pioneer or certain of Pioneer’s subsidiaries. In the case of an Event of Default arising from certain events of bankruptcy or insolvency with respect to Pioneer or certain of Pioneer’s subsidiaries, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.
The foregoing description of the Original Indenture and the First Supplemental Indenture does not purport to be complete and is qualified in its entirety by the terms of the Original Indenture and the First Supplemental Indenture, copies of which are attached to this Current Report on Form 8-K as Exhibits 4.1 and 4.2, respectively, and are incorporated by reference herein.
Registration Rights Agreement
In connection with the Offering, Pioneer and the Guarantors entered into a Registration Rights Agreement, dated November 21, 2011 (the “Registration Rights Agreement”), with the Initial Purchasers relating to the New Notes. Pursuant to the Registration Rights Agreement, Pioneer and the Guarantors have agreed to: (i) file a registration statement with the Securities and Exchange Commission (the “SEC”) within 270 days after the closing of the Offering with respect to an offer to exchange the New Notes for substantially identical notes that are registered under the Securities Act (the “Exchange Notes”); and (ii) use commercially reasonable efforts to cause that registration statement to become effective within 360 days after the closing of the Offering. Pioneer and the Guarantors must use commercially reasonable efforts to cause the exchange to be completed within 390 days after the issuance of the New Notes. Under some circumstances, in lieu of a registered exchange offer, Pioneer has agreed to file a shelf registration statement with respect to the resale of the Notes and to use its commercially reasonable efforts to keep the shelf registration statement effective until the earlier of one year after the effective date of the shelf registration statement or the sale pursuant to the shelf registration statement of all of the New Notes registered thereunder. Pioneer will be obligated to pay additional interest if it does not comply with the obligations within the time periods described above.
The foregoing description of the Registration Rights Agreement does not purport to be complete and is qualified in its entirety by the terms of the Registration Rights Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 4.3 and is incorporated by reference herein.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information included in Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

ITEM 8.01	Other Events.
On November 21, 2011, Pioneer issued a press release announcing that it had successfully closed a private placement to eligible purchasers of an additional $175 million in aggregate principal amount of the New Notes. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated by reference herein.
ITEM 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

4.1
Indenture, dated March 11, 2010, by and among Pioneer Drilling Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 of Pioneer’s Current Report on Form 8-K, filed March 12, 2010)

4.2	First Supplemental Indenture, dated November 21, 2011, by and among Pioneer Drilling Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee

4.3	Registration Rights Agreement, dated November 21, 2011, by and among Pioneer Drilling Company, the subsidiary guarantors party thereto and the initial purchasers party thereto

99.1	Press Release, dated November 21, 2011, announcing closing of offering of $175 million of 9.875% senior unsecured notes due 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Pioneer Drilling COMPANY

By    /s/ Lorne E. Phillips
Lorne E. Phillips
Executive Vice President and Chief Financial Officer

Date: November 21, 2011

EXHIBIT INDEX

Exhibit No.	Description
4.1
Indenture, dated March 11, 2010, by and among Pioneer Drilling Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee (incorporated by reference to Exhibit 4.1 of Pioneer's Current Report on Form 8-K, filed March 12, 2010

4.2	First Supplemental Indenture, dated November 21, 2011, by and among Pioneer Drilling Company, the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee
4.3	Registration Rights Agreement, dated November 21, 2011, by and among Pioneer Drilling Company, the subsidiary guarantors party thereto and the initial purchasers party thereto
99.1	Press Release, dated November 21, 2011, announcing closing of offering of $175 million of 9.875% senior unsecured notes due 2018